Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of The Japan Equity Fund, Inc.
In planning and performing our audit of the financial statements of The Japan 7:Equity Fund, Inc.
(hereafter referred to as the "Fund") as of and for the year ended
October 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund?s internal 10:control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our 12:opinion on the financial statements and to comply with the requirements of Form N-
13:SAR, but not for the purpose of
 expressing an opinion on the effectiveness of the 14:Fund's internal control over financial reporting. Accordingly, we do not express an 15:opinion on the effectiveness of the Fund's internal control over financial reporting.

The management of the Fund is responsible for establishing and maintaining 18:effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected 20:benefits and related costs of controls.
  A fund?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the 22:reliability of financial reporting and the preparation of financial statements for
23:external purposes in accordance
with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and 25:procedures that (1) pertain to the maintenance of records that, in reasonable detail, 26:accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with 29:generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and 31:directors of the fund; and (3) provide reasonable assurance regarding prevention
32:or timely detection of unauthorized acquisition,
 use or disposition of a fund?s assets
that could have a material effect on the financial statements.

35:Because of its inherent limitations,
 internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of 37:effectiveness to future periods are subject to the risk that controls may become
38:inadequate because of changes in conditions,
 or that the degree of compliance with
the policies or procedures may deteriorate.

41:A deficiency in internal control over
 financial reporting exists when the design or operation of a control does not allow management or employees, in the normal 43:course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of 45:deficiencies, in internal control over financial reporting, such that there is a 46:reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

49:Our consideration of the Fund's internal
 control over financial reporting was for the 50:limited purpose described in the first paragraph and would not necessarily disclose all 51:deficiencies in internal control over financial reporting that might be material
weaknesses under standards established by the Public Company Accounting 53:Oversight Board (United States).
However, we noted no deficiencies in the Fund?s
54:internal control over financial reporting and its
 operation, including controls over
safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2008.
57:This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and 59:is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
New York, New York
December 12, 2008





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